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                          FINANCIAL ADVISORY AGREEMENT

         This Agreement is made and entered into as of ____________, 199_, between First United Equities Corporation ("First United") and U.S. Golf and Entertainment Inc., a Delaware corporation, (the "Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby engages First United for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

2. Except as otherwise specified in Paragraph 7 hereof, this Agreement shall be effective for a period of three years, commencing as of the date hereof.

3. During the term of this Agreement, First United shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that First United shall not be required to undertake duties not reasonably within the scope of the financial advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of First United's advice is not readily quantifiable, and that First United shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. First United's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

         A. Disseminating information about the Company to the investment community at large;

         B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

         C.       Assisting in the Company's financial public relations;

         D. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

         E. Rendering advice with regard to internal operations, including:

                  1. the formation of corporate goals and their implementation;

                  2. the Company's financial structure and its divisions or subsidiaries;

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                  3.       securing, when and if necessary and possible,
                           additional financing through banks and/or insurance companies; and

                  4.       corporate organization and personnel; and

         F. Rendering advice with regard to any of the following corporate finance matters:

                  1.       changes in the capitalization of the Company;
                  2.       changes in the Company's corporate structure;
                  3. redistribution of shareholdings of the Company's stock;
                  4.       offerings of securities in public transactions;
                  5.       sales of securities in private transactions;
                  6.       alternative uses of corporate assets;
                  7.       structure and use of debt; and
                  8. sales of stock by insiders pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise.

         In addition to the foregoing, First United agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with other companies, divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage, assets, subsidiaries or affiliates thereof), and (ii) bank financings or any other financing from financial institutions (including but not limited to lines of credit, letters of credit, loans or other financings not provided for in Paragraph 5 hereof).

4. First United shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by First United and the Company.

5. In consideration for the services rendered by First United to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 8 hereof), the Company shall compensate First United as follows:

                  (a) A retainer fee of $3,000 per month for 36 months, payable monthly no later than the fifth day of each month.

                  (b) An additional transaction fee with respect to any actual or proposed transaction arising from this engagement as follows:

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            Consideration                                    Fee
            -------------                                    ---
         $  -0-  to  $ 5,000,000                    5% of Consideration

         $ 5,000,001 or more                        $250,000 plus 2 1/2% of the
                                                    Consideration in excess of
                                                     $5,000,000

         If the Company identifies the other party to such a transaction during the term of this Agreement, the Company shall pay fees to First United to be mutually agreed upon, but in any event not less than $25,000.

         For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any transaction, including without limitation any amounts paid by the Company or any person or entity to holders of warrants, stock purchase rights, straight or convertible securities of the Company, whether or not vested, and to holders of any other securities of any kind whatsoever of the Company, or pursuant to any employment agreement, consulting agreement, covenant not to compete, earn-out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written. Any co-broker retained by First United shall be paid by First United.

         In the event First United originates a line of credit with an institutional lender, the Company and First United will mutually agree on a satisfactory fee and the terms of payment of such fee; provided, however, that in the event the Company is introduced to a corporate partner in connection with a merger, acquisition or financing and a credit line develops directly as a result of the introduction, the appropriate fee shall be the amount set forth in the schedule above. In the event First United introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of five percent (5%) of total sales generated directly from this introduction during the first two years following the date of the first sale. Total sales shall mean cash receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customer's payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments due under this Agreement.


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6.       Fees and expenses payable to First United with regard to fairness opinions and valuations, will be determined by mutual agreement at such time as the nature and terms of such financing are affirmed.

7. All fees to be paid pursuant to this Agreement, with the exception of the retainer specified in Paragraph 5(a) above, are due and payable to First United in cash at the closing or closings of any transaction specified in Paragraph 5 or 6 hereof. In the event that this Agreement shall not be renewed or if terminated for any reason notwithstanding any such renewal or termination, First United shall be entitled to a full fee as provided under Paragraphs 5 and 6 hereof, for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of 12 months after non-renewal or termination of this Agreement.

8. In addition to the fees payable hereunder, and regardless whether any transaction set forth in Paragraphs 5 or 6 hereof is proposed or consummated, the Company shall reimburse First United for all fees and disbursements of First United's counsel and First United's travel and out-of-pocket expenses incurred in connection with the services performed by First United pursuant to this Agreement, including without limitation, hotel, food and associated expenses and long-distance telephone calls.

9. In the event that the Company fails to pay the retainer set forth in Paragraph 5(a) hereof of any month by the end of the fifth day of such month, First United may at any time prior to the payment in full of any such monthly payment, demand payment of all or any portion of the past due monthly retainers in Common Stock of the Company valued at one-half (1/2) times the fair market value thereof determined on the date such demand is made by First United on the Company. Fair market value shall be determined as follows: (i) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be the closing inside bid price of the Common Stock as quoted on NASDAQ; (ii) if the Common Stock is traded in the over the counter market, but not quoted on NASDAQ, the fair market value shall be the average closing bid price of the Common Stock; (iii) if the Common Stock is publicly traded in any market other than NASDAQ, the fair market value shall be the closing bid

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         price of the Common Stock; (iv) if the Common Stock is not publicly traded, but the Company has concluded a private placement of shares of Common Stock within the past 24 months, the fair market value shall be based upon the gross sales price of shares of Common Stock in the last such private placement. In the event that First United makes such a demand for payment in Common Stock, then the Company shall either make all past due payments to First United within five (5) days of receipt of such notice or promptly shall deliver restricted shares of its Common Stock to First United in payment of such retainer obligations. First United agrees that any Common Stock so received will be purchased for investment purposes only and not with a view to distribution.

10. (a) The Company acknowledges that all opinions and advice (written or oral) given by First United to the Company in connection with First United's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of First United to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to First United, or use First United's name in any annual reports or any other reports or releases of the Company without First United's prior written consent.

         (b) The Company acknowledges that First United makes no commitment to make a market in the Company's securities and that none of First United's affiliates makes any commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by First United will, when and if prepared, be done solely on the merits or judgment of analysts of First United or any senior corporate finance personnel of First United.

11. The Company acknowledges that First United and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict First United in conducting such business with respect to others, or in rendering such advice to others.

12. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, First United will use and rely on data, material and other information furnished to First United by the Company. The Company acknowledges and agrees that in performing its services under this engagement, First United may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

13. Since First United will be acting on behalf of the Company in connection with its engagement hereunder, the Company and First United have entered into a separate

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         indemnification agreement substantially in the form attached hereto as
         Schedule A and dated the date hereof, providing for the indemnification of First United by the Company. First United has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

14. First United shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. Any duties of First United arising out of its engagement hereunder shall be owed solely to the Company. It is expressly understood and agreed to by the parties hereto that First United shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

15. (a) This Agreement and the Exhibit attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

         (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing;

         If to the Company, to:        U.S. Golf and Entertainment Inc.

                                       4 Henry Street
                                       Commack, New York 11725
                                       Attn: Edward C. Ross, Chairman

         with a copy to:               Ruskin, Moscou, Evans & Faltischek, P.C.

                                       170 Old Country Road
                                       Mineola, New York 11725
                                       Attn: Norman M. Friedland, Esq.

         If to First United, to:       First United Securities, Inc.
                                       200 Garden City Plaza, Suite 518
                                       Garden City, New York 11530
                                       Attn: _____________________

         (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Agreement may be executed in any number of counterparts, each of which together shall continue one and the same original document.

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         (e)      No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 15(b) hereof.

         THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                                          FIRST UNITED EQUITIES CORPORATION

                                          By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                          U.S. GOLF AND ENTERTAINMENT INC.
                                          By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

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                                   Schedule A

First United Equities, Inc.
200 Garden City Plaza, Suite 518
Garden City, New York 11530
Attn:  _____________________

Ladies and Gentlemen:

         In connection with our engagement of First United Equities Corporation ("First United") as our financial advisor and investment banker, we hereby agree to indemnify and hold harmless First United and its affiliates, and the respective directors, officers, shareholders, agents and employees of First United and its affiliates (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of stockholders), damages, liabilities, costs and expenses as incurred by any of them (including the fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of First United, or (B) otherwise relate to or arise out of First United's activities on our behalf under First United's engagement, and we shall reimburse any Indemnified Person for all costs and expenses (including the fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim to the extent that it is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of First United except to the extent any Claim is determined in a final judgment by a court of competent jurisdiction to have directly resulted from any Indemnified Person's gross negligence, bad faith or willful misconduct.

         We further agree that we will not, without the prior written consent of First United, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution,

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but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

         We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not First United is the Indemnified Person), we and First United shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect (i) the relative benefits to us, on the one hand, and First United on the other, in connection with First United's engagement referred to above or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of us, on the one hand, and First United, on the other, as well as any other relevant equitable considerations, subject to the limitation that in no event shall the amount of First United's contribution to such Claim exceed the amount of fees actually received by First United from us pursuant to First United's engagement. We hereby agree that the relative benefits to us, on the one hand, and First United on the other, with respect to First United's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to First United in connection with such engagement.

         Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

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         Should First United or its personnel be required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to First United's engagement, we agree to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith and $5,000 per day for sworn testimony or preparation therefor, payable in advance.

         We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

         It is understood that, in connection with First United's engagement, First United may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of First United's engagement(s).

                                       Very truly yours,

                                       U.S. GOLF AND ENTERTAINMENT INC.

                                          By:
                                                   ----------------------------

                                                Name:
                                                Title:

Confirmed and agreed to:

FIRST UNITED EQUITIES CORPORATION

By:      _________________________________
         Name:

         Title:



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